UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2007

Date of Report

(Date of earliest event reported)

HouseValues, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	000-51032	91-1982679
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of Principal Executive Offices, including Zip Code)

(425) 952-5500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, the Compensation Committee approved the HouseValues, Inc. 2007 Management Bonus Plan (the “Plan”), which provides for cash bonuses to executive officers and other key personnel upon achievement of a specified performance goal. For 2007, the performance goal for the Plan is based on “Adjusted EBITDA,” a non-GAAP measure defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and impairment charges. Bonuses for 2007 are based on a percentage of base salary for each executive officer named in the 2006 Proxy Statement who continues to be employed by the Company (the “Executives”), ranging from 12% to 18% of base salary if at least 100% of the Adjusted EBITDA target is met and from 45% to 96% of base salary if at least 200% of the Adjusted EBITDA target is met. Payout percentages will be interpolated between the 100% and 200% performance target achievement levels. Performance above 200% may result in increased payouts at the discretion of the Compensation Committee, and the Compensation Committee may also modify awards based upon an Executive’s personal performance. Executives will not receive a cash bonus under the Plan if less than 100% of the Adjusted EBITDA target is met. For 2007, the Executives have agreed to lower than historical bonuses at target.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HouseValues, Inc.

Date: March 5, 2007	By	/s/ Patricia Kirsch
Patricia Kirsch
Secretary